Exhibit 99.1

Moody's Corporation Reports Results for Fourth Quarter and Full Year 2004

    NEW YORK--(BUSINESS WIRE)--Feb. 16, 2005--Moody's Corporation
(NYSE:MCO) today announced results for the fourth quarter and full year 2004.

    Summary of Results for Fourth Quarter 2004

    Moody's reported revenue of $391.6 million for the three months ended December 31, 2004, an increase of 12% from $350.7 million for the same quarter of 2003. The quarter's results reflected double-digit percent year-to-year revenue growth in most lines of business. Operating income for the quarter was $206.2 million and rose 17% from $176.1 million for the same period of last year. Diluted earnings per share for the fourth quarter of 2004 rose to $0.80, 43% higher than $0.56 in the fourth quarter of 2003. Earnings per share for the fourth quarter of 2004 included a charge of $1.6 million, equivalent to $0.01 per diluted share, related to legacy income tax exposures that were assumed by Moody's in connection with its separation from Dun & Bradstreet in 2000, which are described in Moody's annual and quarterly SEC filings. Earnings per share for the fourth quarter of 2003 included a legacy income tax charge of $16.2 million, or $0.10 per share. In addition, earnings per share for the fourth quarter of 2004 included $8.7 million of pre-tax expense related to stock options and other stock-based compensation plans, equivalent to $0.04 per diluted share, compared with $2.8 million of similar expense, or $0.01 per diluted share, in the fourth quarter of 2003.
    John Rutherfurd, Chairman and Chief Executive Officer of Moody's said "Moody's results for the fourth quarter and full year 2004 reflect record revenue and profitability. We benefited from strong conditions in a number of businesses including the U.S. residential mortgage-backed and home equity securitization markets, which posted strong year-over-year issuance gains. At the same time, we experienced less favorable conditions in other markets including the U.S. corporate market, where issuance declined. Overall, Moody's had a strong year, which underscores the diversity of our business by product and geography."
    In addition to its reported results, Moody's has included in this earnings release certain adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. These non-GAAP financial measures relate to: (1) presenting results for the fourth quarter and full year 2004 before charges related to legacy income tax exposures; (2) presenting results for the full year 2003 before a non-recurring gain on an insurance recovery and for the fourth quarter and full year 2003 before charges related to legacy income tax exposures; and (3) presenting results for the fourth quarter and full year 2004 and 2003 before the impact of expensing stock-based compensation plans, which is being phased in for annual stock option grants commencing in 2003 over the current four-year stock plan vesting period. In addition, the 2005 outlook presented below includes a discussion of projected 2005 earnings per share growth excluding the impact of the 2004 charges related to legacy income tax exposures and the impact of expensing stock-based compensation in 2005 and 2004. Attached to this earnings release are tables showing adjustments to Moody's fourth quarter and full year results for 2004 and 2003 to arrive at non-GAAP financial measures excluding the impacts noted above.

    Fourth Quarter Revenue

    Revenue at Moody's Investors Service for the fourth quarter of 2004 was $354.9 million, an increase of 12% from the prior year period. The favorable impact of currency translation, mainly due to the strength of the euro relative to the U.S. dollar, contributed approximately 200 basis points to revenue growth in the quarter and had a smaller positive impact on operating income growth. Ratings revenue totaled $310.3 million in the quarter, rising 10% from a year ago. Research revenue of $44.6 million was 22% higher than in the fourth quarter of 2003.
    Within the ratings business, global structured finance revenue totaled $151.2 million for the fourth quarter of 2004, an increase of 11% from a year earlier. Low double-digit percent revenue growth was achieved both within and outside the U.S. Revenue from the residential mortgage and home equity securitization sector of the U.S. structured finance business continued to reflect unexpected strength, which is not expected to persist. Moody's also benefited from robust activity in commercial mortgage-backed securities and credit derivatives, partially offset by weakness in asset-backed securities. Growth in international structured finance revenue was driven primarily by robust activity in European credit derivatives and asset-backed securities. International structured finance revenue also benefited from favorable foreign currency translation.
    Global corporate finance revenue of $84.6 million in the fourth quarter of 2004 rose 11% from the same quarter of 2003. Revenue in the U.S. grew in the high teens percent range, reflecting strength in rating bank loans and high yield bonds that offset the impact of a significant decline in investment grade issuance. Outside the U.S., corporate finance revenue declined modestly from the prior year period reflecting flat performance in Europe, and weakness in issuance in Latin America and parts of Asia-Pacific. In Europe, despite an active speculative grade market, corporate issuance declined more than 20% compared with the strong prior year period, as improved profitability reduced borrowing needs and mergers and acquisitions remained weak.
    Global financial institutions and sovereigns revenue totaled $54.5 million for the fourth quarter of 2004, up 17% compared with the prior year period. In the U.S., revenue growth reflected good issuance by U.S. real estate investment companies and banks as spreads narrowed, creating refinancing opportunities. In Europe, strong growth in new rating relationships in banking more than offset the impact of lower issuance volumes in some market segments, driving 26% revenue growth in this sector over the prior year.
    U.S. public finance revenue was $20.0 million for the fourth quarter of 2004, 10% lower than in the fourth quarter of 2003. "New money" issuance declined from the prior year reflecting reduced borrowing needs as a result of improving tax receipts.
    Moody's research revenue rose to $44.6 million, up 22% from the same quarter of 2003. The continued strong growth reflected robust demand for traditional credit research as well as good adoption of newly-offered products that support clients' growing interest in credit data and credit risk analysis tools.
    Revenue at Moody's KMV ("MKMV") for the fourth quarter of 2004 was $36.7 million, an increase of 11% from the fourth quarter of 2003. MKMV generated double-digit percent revenue growth from credit risk assessment products and credit processing software to support commercial lending.
    Moody's U.S. revenue of $240.3 million for the fourth quarter of 2004 was up 11% from the fourth quarter of 2003. International revenue of $151.3 million was 13% higher than in the prior year period including the favorable impact of currency translation. International revenue accounted for 39% of Moody's total in the quarter, up from 38% in the year-ago period.

    Fourth Quarter Expenses

    Moody's operating expenses were $185.4 million in the fourth quarter of 2004, 6% higher than in the prior year period. Expenses for the fourth quarter of 2004 included $8.7 million related to stock-based compensation plans compared with $2.8 million in the fourth quarter of 2003. The year-to-year increase reflects, in part, the phasing-in commencing January 1, 2003 of expense related to annual option grants over the current four-year stock plan vesting period. Expenses for the quarter also included a $7 million grant to the Moody's Foundation, which carries out philanthropic activities on behalf of Moody's Corporation, compared with a $6 million grant in the prior year period. Moody's operating margin for the fourth quarter of 2004 was 52.7% compared with 50.2% in the fourth quarter of 2003.

    Full Year 2004 Results

    Revenue for the full year 2004 totaled $1,438.3 million, an increase of 15% from $1,246.6 million for the same period of 2003. Operating income of $786.4 million was up 19% from $663.1 million for the prior year period. Currency translation accounted for approximately 170 basis points of revenue growth and had a smaller positive impact on operating income growth. Net income for the full year 2004 was $425.1 million, an increase of 17% from $363.9 million in the full year 2003. Diluted earnings per share for the full year 2004 were $2.79 compared with $2.39 for the full year 2003, an increase of 18%.
    Moody's results for the full year 2004 included charges totaling $30.0 million related to legacy income tax exposures, equivalent to $0.20 per diluted share. Moody's results for the full year 2003 included a $16.2 million legacy income tax charge, equivalent to $0.11 per diluted share, and a $13.6 million non-recurring gain on an insurance recovery, equivalent to $0.05 per diluted share. In addition, earnings per share for 2004 included $27.8 million of expense related to stock options and other stock-based compensation plans, equivalent to $0.11 per diluted share, compared with $10.8 million of similar expense, or $0.04 per diluted share, in 2003.
    At Moody's Investors Service, global ratings revenue was $1,141.2 million for the full year 2004, up 13% from $1,007.8 million in the previous year. Revenue grew in the double-digit percent range in the global corporate finance, structured finance and financial institutions businesses and declined year-to-year in U.S. public finance. Research revenue rose to $169.5 million for the full year 2004, up 34% from 2003. Revenue at MKMV for the full year 2004 totaled $127.6 million, 14% higher than in the prior year period.

    Effective Tax Rate

    Moody's effective tax rate for the fourth quarter of 2004 was 40.5% on a reported basis and 39.7% on a pro-forma basis, excluding the $1.6 million of charges related to legacy income tax exposures. The effective tax rate for the fourth quarter of 2003 was 50.6% on a reported basis and 41.2% on a pro-forma basis, excluding the impact of charges related to legacy income tax exposures. For the full year 2004, Moody's effective tax rate was 44.9% on a reported basis and 41.0% on a pro forma basis, compared with 44.6% and 42.1%, respectively, in 2003. The year-over-year reduction in Moody's pro forma tax rate principally reflected income growth in jurisdictions with lower tax rates than New York.

    Share Repurchases

    Moody's issued 1.0 million shares of stock under employee stock-based compensation plans during the fourth quarter of 2004, and
3.7 million shares for the full year 2004. During 2004, the company repurchased 3.5 million shares at a cost of $221.3 million. Since becoming a public company in September 2000 and through December 31, 2004, Moody's has repurchased 26.4 million shares at a total cost of $1.1 billion, including 13.0 million shares to offset shares issued under employee stock plans.

    Outlook for Full Year 2005

    Moody's outlook for the full year 2005 is based on assumptions about many macroeconomic and capital market factors, including interest rates, corporate profitability and business investment spending, merger and acquisition activity, consumer spending, residential mortgage refinance activity, securitization levels and capital markets issuance. There is an important degree of uncertainty surrounding these assumptions and, if actual conditions differ from these assumptions, Moody's results for the year may differ from the outlook presented in this press release.
    In the U.S., we expect mid-single-digit percent revenue growth for the ratings and research business for the full year 2005. In the U.S. structured finance market, we expect that revenue from rating residential mortgage and home equity securities will decline by approximately twenty percent or more in 2005 from the record level of 2004. We expect good year-over-year growth in several other sectors of U.S. structured finance, including asset-backed securities and credit derivatives, and flat to modest growth in asset-backed commercial paper and commercial mortgage-backed securities. Accordingly, for the full year we expect a modest decline in U.S. structured finance revenue. In the U.S. corporate finance business, we expect that modest growth in investment-grade issuance and bank loan ratings, and revenue from our enhanced analysis initiative, will offset relative weakness in speculative-grade bond activity, resulting in high single-digit percent growth in revenue. Flat issuance volume in the financial institutions sector in the U.S. is expected to be offset by revenue from our enhanced analysis initiative and new rating relationships, allowing low double-digit percent growth in this sector in the U.S. in 2005. We expect a second consecutive year of modest year-to-year revenue decline in U.S. public finance. We are also forecasting continued strong growth in the U.S. research business.
    Outside the U.S. we expect growth in ratings and research revenue in the range of 20%, with double-digit percent growth in all major business lines in almost all regions assisted by favorable foreign currency impacts. Our projection assumes improved corporate issuance in Europe after a relatively weak 2004, modest issuance growth in the financial institutions sector and growth in several sectors of structured finance in Europe and Japan. In addition, we expect continued strong growth in international research revenue.
    Finally, we continue to expect global revenue to rise in the mid-teens percent range at Moody's KMV, reflecting good growth in both credit risk assessment subscription products and credit processing software products.
    For Moody's overall, we expect high single-digit percent revenue growth for the full year 2005 including the positive impact of currency translation. We expect the operating margin before the impact of expensing stock-based compensation to be down approximately 100 basis points in 2005 compared with 2004. This reflects slower revenue growth in 2005 than in 2004 and investments we are continuing to make in expanding geographically, improving our analytic processes, pursuing ratings transparency and compliance initiatives in the Moody's Investors Service business, introducing new products and improving our technology. For 2005 we expect that year-over-year growth in diluted earnings per share will be in the high single-digit percent range. This expected growth excludes the impacts of the legacy tax provisions in 2004 and the expensing of stock-based compensation in 2004 and 2005. The impact of expensing stock-based compensation is expected to be in the range of $0.18 - $0.20 per diluted share in 2005, compared to $0.11 per diluted share in 2004. The estimated 2005 impact excludes any effects of adopting Statement of Financial Accounting Standards No. 123R, Share-Based Payment, which will be effective as of July 1, 2005.
    Moody's Corporation (NYSE:MCO) is the parent company of Moody's Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets, and Moody's KMV, a leading provider of market-based quantitative services for banks and investors in credit-sensitive assets serving the world's largest financial institutions. The corporation, which reported revenue of $1.4 billion in 2004, employs approximately 2,500 people worldwide and maintains offices in 18 countries. Further information is available at www.moodys.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody's business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information are made as of February 16, 2005, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to Nationally Recognized Statistical Rating Organizations; possible judicial decisions in various jurisdictions regarding the status of and potential liabilities of rating agencies; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company's global tax planning initiatives; the outcome of those tax and legal contingencies that relate to Old D&B, its predecessors and their affiliated companies for which the Company has assumed portions of the financial responsibility; the outcome of other legal actions to which the Company, from time to time, may be named as a party; the ability of the Company to successfully integrate the KMV and MRMS businesses; a decline in the demand for credit risk management tools by financial institutions; and other risk factors as discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and in other filings made by the Company from time to time with the Securities and Exchange Commission.


                          Moody's Corporation
           Consolidated Statements of Operations (Unaudited)



                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                                ----------------  --------------------

                                  2004     2003       2004       2003
Amounts in millions, except per
 share amounts
------------------------------- -------- -------- ---------- ---------


Revenue                         $391.6   $350.7   $1,438.3   $1,246.6
------------------------------- -------- -------- ---------- ---------

Expenses

  Operating, selling, general
   and administrative expenses   176.6    165.8      617.8      550.9

  Depreciation and
   amortization                    8.8      8.8       34.1       32.6

                                -------- -------- ---------- ---------
      Total expenses             185.4    174.6      651.9      583.5

------------------------------- -------- -------- ---------- ---------
Operating income                 206.2    176.1      786.4      663.1
------------------------------- -------- -------- ---------- ---------

  Interest and other non-
   operating expense, net         (0.2)    (3.1)     (15.1)      (6.7)

  Income before provision
   for income taxes              206.0    173.0      771.3      656.4

  Provision for income taxes      83.4     87.5      346.2      292.5
------------------------------- -------- -------- ---------- ---------

Net income                      $122.6    $85.5     $425.1     $363.9
------------------------------- -------- -------- ---------- ---------

------------------------------- -------- -------- ---------- ---------
Earnings per share
  Basic                          $0.83    $0.57      $2.86      $2.44

  Diluted                        $0.80    $0.56      $2.79      $2.39
------------------------------- -------- -------- ---------- ---------

Weighted average number of
 shares outstanding (a)
  Basic                          148.5    149.2      148.5      148.9

  Diluted                        152.7    153.3      152.3      152.3
------------------------------- -------- -------- ---------- ---------

(a) Certain prior year amounts have been reclassified to conform to the current presentation.


                          Moody's Corporation
             Supplemental Revenue Information (Unaudited)


                                  Three Months Ended    Year Ended
                                     December 31,       December 31,
                                 ---------------- --------------------

Amounts in millions                2004     2003      2004       2003

-------------------------------- -------- ------- ---------- ---------

Moody's Investors Service

  Structured finance             $151.2   $135.8    $538.6     $460.6

  Corporate finance                84.6     76.4     311.5      278.8

  Financial institutions and
   sovereign risk                  54.5     46.6     208.9      181.2

  Public finance                   20.0     22.2      82.2       87.2
                                 -------  ------- ---------  ---------

      Total ratings revenue       310.3    281.0   1,141.2    1,007.8

  Research                         44.6     36.5     169.5      126.9
                                 -------  ------- ---------  ---------

      Total Moody's Investors
       Service                    354.9    317.5   1,310.7    1,134.7

Moody's KMV                        36.7     33.2     127.6      111.9
                                 -------  ------- ---------  ---------

Total revenue                    $391.6   $350.7  $1,438.3   $1,246.6

-------------------------------- -------- ------- ---------- ---------

Revenue by geographic area (a)

  United States                  $240.3   $216.7    $911.2     $795.3

  International                   151.3    134.0     527.1      451.3
                                 -------  ------- ---------  ---------

Total revenue                    $391.6   $350.7  $1,438.3   $1,246.6

-------------------------------- -------- ------- ---------- ---------


(a) Certain prior year amounts have been reclassified to conform to current year presentation.


                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)



                                                Three Months Ended
                                                 December 31, 2003
                                    ----------------------------------
Amounts in millions, except per
 share amounts

                                                            Non-GAAP
                                       As                   Financial
                                    Reported Adjustments    Measures*
                                    -------- -----------    ----------

 Revenue                             $350.7                    $350.7

 Expenses                             174.6        (2.8) (a)    171.8
                                    -------- -----------    ----------

 Operating income                     176.1         2.8         178.9

 Interest and other non-operating
  expense, net                         (3.1)          -          (3.1)
                                    -------- -----------    ----------

 Income before provision for income
  taxes                               173.0         2.8         175.8

 Provision for income taxes            87.5       (15.0) (b)     72.5
                                    -------- -----------    ----------

 Net income                           $85.5       $17.8        $103.3
                                    -------- -----------    ----------

 Basic earnings per share             $0.57                     $0.69
                                    --------                ----------

 Diluted earnings per share           $0.56                     $0.67
                                    --------                ----------

----------------------------------------------------------------------


                                               Twelve Months Ended
                                                 December 31, 2003
                                    ----------------------------------
Amounts in millions, except per
 share amounts

                                                             Non-GAAP
                                       As                    Financial
                                    Reported  Adjustments    Measures*
                                    --------- -----------    ---------

 Revenue                            $1,246.6                 $1,246.6

 Expenses                              583.5       (10.8) (a)   572.7
                                    --------- -----------    ---------

 Operating income                      663.1        10.8        673.9

 Interest and other non-operating
  expense, net                          (6.7)      (13.6) (b)   (20.3)
                                    --------- -----------    ---------

 Income before provision for income
  taxes                                656.4        (2.8)       653.6

 Provision for income taxes            292.5       (17.4) (c)   275.1
                                    --------- -----------    ---------

 Net income                           $363.9       $14.6       $378.5
                                    --------- -----------    ---------

 Basic earnings per share              $2.44                    $2.54
                                    ---------                ---------

 Diluted earnings per share            $2.39                    $2.49
                                    ---------                ---------

----------------------------------------------------------------------



In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the three months and year ended December 31, 2003, adjusted to reflect the following:

(a) To exclude operating expenses of $2.8 million in the fourth quarter of 2003 and $10.8 million for the full year 2003 relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To exclude a non-operating gain of $13.6 million on an insurance recovery related to the September 11th tragedy, which was recorded in the first quarter of 2003.

(c) To reflect income tax impacts related to the adjustments described in notes (a) and (b) and to exclude $16.2 million of income tax provisions in the fourth quarter of 2003 related to reserves for legacy tax exposures.

 *  May not add due to rounding.


                          Moody's Corporation
       Reconciliation to Non-GAAP Financial Measures (Unaudited)




                                                 Three Months Ended
                                                 December 31, 2004
                                     ---------------------------------
Amounts in millions, except per share
 amounts

                                                             Non-GAAP
                                        As                   Financial
                                     Reported Adjustments    Measures*
                                     -------- -----------    ---------

 Revenue                              $391.6                   $391.6

 Expenses                              185.4        (8.7) (a)   176.7
                                     -------- -----------    ---------

 Operating income                      206.2         8.7        214.9

 Interest and other non-operating
  expense, net                          (0.2)          -         (0.2)
                                     -------- -----------    ---------

 Income before provision for income
  taxes                                206.0         8.7        214.7

 Provision for income taxes             83.4         2.0  (b)    85.4
                                     -------- -----------    ---------

 Net income                           $122.6        $6.7       $129.3
                                     -------- -----------    ---------

 Basic earnings per share              $0.83                    $0.87
                                     --------                ---------

 Diluted earnings per share            $0.80                    $0.85
                                     --------                ---------

----------------------------------------------------------------------


                                                Twelve Months Ended
                                                 December 31, 2004
                                    ----------------------------------
Amounts in millions, except per
 share amounts

                                                             Non-GAAP
                                       As                    Financial
                                    Reported  Adjustments    Measures*
                                    --------- -----------    ---------

 Revenue                            $1,438.3                 $1,438.3

 Expenses                              651.9       (27.8) (a)   624.1
                                    --------- -----------    ---------

 Operating income                      786.4        27.8        814.2

 Interest and other non-operating
  expense, net                         (15.1)          -        (15.1)
                                    --------- -----------    ---------

 Income before provision for income
  taxes                                771.3        27.8        799.1

 Provision for income taxes            346.2       (18.6) (b)   327.6
                                    --------- -----------    ---------

 Net income                           $425.1       $46.4       $471.5
                                    --------- -----------    ---------

 Basic earnings per share              $2.86                    $3.17
                                    ---------                ---------

 Diluted earnings per share            $2.79                    $3.10
                                    ---------                ---------

----------------------------------------------------------------------


In addition to its reported results, Moody's has included in the table above adjusted results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company's growth. The table above shows Moody's results for the three months and year ended December 31, 2004, adjusted to reflect the following:

(a) To exclude operating expenses of $8.7 million in the fourth quarter of 2004 and $27.8 million for the full year 2004 relating to the expensing of stock options and other stock-based compensation on a prospective basis for options and other stock awards granted on or after January 1, 2003.

(b) To reflect the income tax impact related to the adjustment described in note (a) and to exclude $10.0 million, $18.4 million and $1.6 million of income tax provisions in the second, third and fourth quarters of 2004, respectively, related to reserves for legacy tax exposures.

 *  May not add due to rounding.


    CONTACT: Moody's Corporation
             Michael Courtian, 212-553-7194
             michael.courtian@moodys.com